CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of Sugarmade, Inc. and subsidiary of our report dated November 28, 2018 relating to our audits of the June 30, 2018 consolidated financial statements, which report appears in the Prospectus that is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ L&L CPAs, PS
L&L CPAs, PA
Cornelius, NCA
June 26, 2019